Exhibit 10.1

DEED OF CONVEYANCE

THIS DEBT OF CONVEYANCE, made and entered into this 6th day of January, 2005, by and between East Kentucky Land Corporation, a Kentucky corporation with offices at 9501 State Route 5, Ashland, Kentucky 41102, Party of the First Part, herein after “Grantor” and Buckhorn Resources, LLC, of 380 Barbourville Road, London. Kentucky 40744, Party of the Second Part, hereinafter "Guarantee”.

WlTNESSETH:

THAT FOR AND IN CONSIDERATION OF the sum of Eight Hundred Twenty Five Thousand Dollars ($825,000,000) and other good and valuable consideration, the receipt of which is hereby acknowledged, Grantor has bargained and sold., and by these presents does hereby grant, bargain, sell and convey unto the Grantee, its successors and assigns, the following described property, to-wit:

ALL that certain tract, piece, or parcel of land situate and being in the County of Perry and County of Leslie, in the State of Kentucky; on Preston Campbell Branch of the North Fork of the Kentucky River; said tract of land being bounded and described as follows, to-wit:

Surveyed April 14, 1872 for William M. Smith. Beginning on two black pine trees on top of the ridge on the East Side of the gap of the ridge at the head of Preston Campbell's Branch; thence South thirty-eight degrees (38) West four hundred (400) poles to a stake; thence South eighty-five (85) degrees West nine hundred (900) poles to a stake: thence South five (5) East three hundred forty poles to a stake; South eighty-five degrees (85) West five hundred poles to a stake; thence N. 5 West 1360 poles to a stake; thence North eighty-five (85) East fourteen hundred (1400) poles to a stake; thence South 5 degrees (5) East five hundred sixty (560) poles to a stake; thence North eighty-five (85) degrees East three hundred (300) poles to a stake; thence South five degrees (5) East one hundred twenty (120) poles to the place of beginning. Containing ninety-eight hundred (9800) acres, more or less.

Grantor East Kentucky Land Corporation excepts, reserves unto itself and does not convey hereby, all of the oil and gas, and their constituents, underlying the above-described tract, together with all rights reasonably necessary to explore for, produce, gather, transport and market such oil and gas.

Grantor East Kentucky Land Corporation also reserve unto itself an overriding royalty of thirty cents ($0.30) per ton which shall be payable to Grantor for all coal mined by any party from the above-described tract.

Grantor East Kentucky Land Corporation and Grantee Buckhorn Resources, LLC, agree that Grantor and Grantee shall each receive one-half (1/2) of all proceeds, payments or settlements paid or payable in the future for or on account of the taking of coal or timber from the above-described tract prior to the date of this conveyance by parties not entitled thereto, or on account of any surface damages to said premises occurring prior to the date of this conveyance, for which either party hereto, their successors or assigns, receive remuneration. Any such payment or settlement must be approved in writing by both Grantor and Grantee prior to its effectuation. Grantor reserves unto itself all proceeds, payments or settlements paid or payable in the future for or on account of the taking of oil or gas from the above-described tract prior to the date of this conveyance by parties not entitled thereto.

The reservations and agreements contained in this Deed are agreed to by Grantor and Grantee and are an integral part of this conveyance.

AND BEING the same property conveyed to East Kentucky Land Corporation by Deed dated January 15, 1998, from Joseph E. Carter, et al, of record in Deed Book 279, page 287, Perry County, Kentucky, Clerk's office and of record in deed Book 146, page 510, Leslie County, Kentucky, Clerk's Office.

TO HAVE AND TO HOLD THE SAME, together with all privileges, appurtenances, rights and improvements thereunto belonging, unto the Grantee, its successors and assigns, forever, with Covenants of Special Warranty.

PURSUANT to KRS 382.135, the parties hereto state that the full consideration paid for the property hereby transferred is Eight Hundred Twenty Five Thousand Dollars ($825,000.00).

IN TESTIMONY WHEREOF, Grantor and Grantee have executed this Deed of Conveyance the day and: date first above written.

GRANTEE:	GRANTOR:

BUCKHORN RESOURCES, LLC	EAST KENTUCKY LAND CORPORATION

By: /s/ Billy David Altizer	By: /s/ James H. Large
Its: Managing Member	Its: President

COMMON WEALTH OF KENTUCKY

COUNTY OF State at Large

Subscribed and sworn to before me by Billy David Altizer, Buckhorn Resources, LLC, this 6th day of January, 2005.

/s/ NOTARY PUBLIC

My Commission Expires: 03/04/07

COMMON WEALTH OF KENTUCKY

COUNTY OF State at Large

Subscribed and sworn to before me by James H. Large, East Kentucky Land Corporation, this 6th day of January, 2005.

/s/ NOTARY PUBLIC

My Commission Expires: 03/04/07

PREPARED BY:

/s/ MORRIS KENNEDY

Attorney at Law

2332 Old Hickory Lane

Lexington KY 40515

STATE OF KENTUCKY

COUNTY OF PERRY

I, HAVEN KING, Clerk of the State and County aforesaid do certify that the foregoing instrument was lodged for record in my office and it the foregoing and this my certificate have been duly recorded in my office in Deed Book No. 313 Page 241.

Witness my hand this 7th  day of January 2005.

Haven King, Clerk

Perry County

By: /s/ Barbara Sue Franks D.C.

STATE OF KENTUCKY

COUNTY OF LESLIE

I, JAMES LEWIS, CLERK OF THE COUNTY AND STATE AFORESAID, DO HEREBY CERTIFY THAT THE FOREGOING DEED WAS ON THE 7TH DAY OF JANUARY, 2005, LODGED IN MY OFFICE FOR RECORD, AND THAT, IF, THE FOREGOING AND THIS CERTIFICATION HAVE BEEN DULY RECORDED IN MY SAID OFFICE IN, LODGED IN MY OFFICE FOR RECORD, AND THAT, IF, THE FOREGOING AND THIS CERTIFICATION HAVE BEEN DULY RECORDED IN MY SAID OFFICE IN DEED BOOK NO. 165, PAGE 555.

WITNESS MY HAND THIS 07 DAY OF JANUARY 2005.

JAMES LEWIS CLERK

/S/